Exhibit 5.1

Proskauer Rose LLP One International Place, Boston, MA 02110-2600

September 26, 2018

Altimmune, Inc.

910 Clopper Road, Suite 201S

Gaithersburg, Maryland

Ladies and Gentlemen:

We have acted as counsel to Altimmune, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (333-226441) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the offer and sale of a proposed maximum aggregate offering price of $48,300,000 of: (i) common units (each a “Common Unit”), each Common Unit consisting of one share of common stock, $0.0001 par value per share (each a “Share”) and a warrant to purchase one Share (each a “Common Warrant” and each Share underlying a Common Warrant, a “Common Warrant Share”), (ii) pre-funded units (each a “Pre-funded Unit” and together with the Common Units, the “Units”), each Pre-funded Unit consisting of a pre-funded warrant to purchase one Share (each a “Pre-funded Warrant,” and each Share underlying a Pre-funded Warrant, a “Pre-funded Warrant Share”) and one Common Warrant, and (iii) warrants to purchase Shares (each an “Underwriter’s Warrant” and, together with the Common Warrants and the Pre-funded Warrants, the “Warrants,” and each Share underlying an Underwriter’s Warrant, an “Underwriter’s Warrant Share,” and together with the Common Warrant Shares and the Pre-funded Warrant Shares, the “Warrant Shares”) to be issued to Roth Capital Partners LLC (the “Underwriter”) pursuant to the underwriting agreement to be entered into by and between the Company and the Underwriter (the “Underwriting Agreement”), as set forth in the Registration Statement and the prospectus contained therein. The Units, the Shares, the Warrants and the Warrant Shares are collectively referred to as the “Securities.”

The Securities are to be sold by the Company pursuant to the Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

(a) the Registration Statement;

(b) the Underwriting Agreement;

(c) the amended and restated certificate of incorporation of the Company as in effect on the date hereof and as amended to date;

(d) the bylaws of the Company, as in effect on the date hereof and as amended to date;

(e) corporate proceedings of the Company relating to its proposed issuance of the Securities; and

(f) such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies. We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original

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documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that:

1.

The Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.

The Units have been duly authorized for issuance and, when the Units are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Units will constitute valid and legally binding obligations of the Company.

3.

The Warrants have been duly authorized and, upon delivery of the consideration as provided in the Underwriting Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law), including, without limitation, principles regarding good faith and fair dealing (including the possible unavailability of specific performance or injunctive relief, concepts of materiality and reasonableness, and the discretion of the court before which a proceeding is brought).

4.

The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and, as to the Warrants constituting valid and legally binding obligations of the Company, with respect to the laws of the State of New York, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion letter in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the prospectus contained therein. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP